UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 9, 2009
                                                         ----------------

                               CAPE BANCORP, INC.
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)

    Maryland                         001-33934                 26-1294270
-------------------------       ----------------------     ---------------------
(State or Other Jurisdiction)    (Commission File No.)      (I.R.S. Employer
  of Incorporation)                                          Identification No.)


225 North Main Street, Cape May Courthouse, New Jersey             08210
-------------------------------------------------------            -----
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (609) 465-5600
                                                     --------------

                                 Not Applicable
                                 ---------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
     Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 9, 2009, Cape Bancorp, Inc. ("Cape Bancorp") and Cape Bank announced the appointment of James J. Lynch to their respective Boards of Directors. Mr. Lynch is a general partner and a principal of Patriot Financial Partners, L.P. ("Patriot"), which owns approximately 6.6% of Cape Bancorp's common stock. Patriot is a private equity fund focused on investing in community banks throughout the United States. Pursuant to an Agreement between Cape Bancorp and James J. Lynch and Patriot (the "Agreement"), Cape Bancorp appointed Mr. Lynch to fill the current vacancy on its Board of Directors for an initial term commencing at the February 2009 meeting of Cape Bancorp's Board of Directors and ending at the time of Cape Bancorp's 2011 annual meeting of stockholders. Cape Bank also appointed Mr. Lynch to its board to serve initially until Cape Bank's 2011 annual meeting of its sole stockholder.

     Cape Bancorp will be required to nominate Mr. Lynch to its Board of Directors and to recommend to Cape Bancorp's stockholders the election of Mr. Lynch at Cape Bancorp's annual meeting of stockholders, subject to the exercise of each director's fiduciary duties, so long as Patriot beneficially owns at least 4.9% of the outstanding shares of common stock of Cape Bancorp. Likewise, as long as Patriot owns at least 4.9% of the outstanding shares of Cape Bancorp, Cape Bancorp will take the necessary steps to have Mr. Lynch continue to be elected as a director of Cape Bank.

     Each of Mr. Lynch and Patriot covenanted and agreed that during the term of the Agreement that they shall not acquire directly or indirectly, beneficial ownership of, or the right to vote, any shares of Cape Bancorp common stock that would result in Patriot's beneficially owning in the aggregate 19.9% or more of any class of voting securities of Cape Bancorp.

     Additionally, each of Mr. Lynch and Patriot agreed to vote all shares beneficially owned (a) in favor of any nominee for election as director submitted by Cape Bancorp's Board of Directors, (b) against any nominee for election as director not submitted by, or who is opposed by Cape Bancorp's Board of Directors, and (c) in accordance with the recommendations of Cape Bancorp's Board of Directors on all procedural matters.

     A copy of the Agreement is attached as Exhibit 10 to this report and is incorporated herein by reference thereto.

Item 9.01.  Financial Statements and Exhibits

          (a)  Financial Statements of Businesses Acquired. Not applicable

          (b)  Pro Forma Financial Information. Not Applicable

          (c)  Shell Company Transactions. Not Applicable

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          (d)  Exhibits.

           Exhibit No.           Description
           -----------           -----------
           10                    Agreement, dated February 9, 2009, between Cape
                                 Bancorp, Inc. and James J. Lynch and Patriot
                                 Financial Partners, L.P.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    CAPE BANCORP, INC.



DATE:  February 10, 2009            By:  /s/ Guy Hackney
                                         ------------------------------------
                                         Guy Hackney
                                         Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit           Description
-------           -----------
10                Agreement, dated February 9, 2009, between Cape Bancorp, Inc.
                  and James J. Lynch and Patriot Financial Partners, L.P.